Exhibit 5.03   Amended and Restated Bylaws

Amended and Restated Bylaws

of

International Microcomputer Software, Inc.

a California Corporation

ii

iii

Amended and Restated Bylaws

of

International Microcomputer Software, Inc.

a California Corporation

ARTICLE I. - Principal Office

Section 1.1.  Location of Principal Office

The principal executive office for the transaction of the business of the corporation shall be established and maintained by the board of directors at any place within or without the State of California. The board of directors may change said principal executive office from one location to another.

Section 1.2.  Other Business Offices

The board of directors may at any time establish other business offices within or without the State of California.

ARTICLE II. - Meetings of Shareholders

Section 2.1.  Location of Meetings

All meetings of the shareholders shall be held at any place within or without the State of California which may be designated either by the board of directors or by the written consent of all shareholders entitled to vote thereat and not present at the meeting given either before or after the meeting and filed with the secretary of the corporation. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.2.  Annual Meetings

The annual meeting of the shareholders of the corporation shall be held on such date and at such time as shall be determined by the board of directors. At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the shareholders. Written notice of each annual meeting shall be given to each shareholder entitled to vote either personally or by first-class mail or other means of written communications (which includes, without limitation and wherever used in these bylaws, telegraphic, facsimile and electronic communication), charges prepaid, addressed to each shareholder at the address appearing on the books of the corporation, or given by the shareholder to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If no address of a shareholder appears on the books of the corporation or is given by the shareholder to the corporation, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

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All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

Such notices shall state:

(a)  The place, date and hour of the meeting;

(b)  Those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

(c)  If directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

(d)  The general nature of a proposal, if any, to take action with respect to the approval of (i) a contract or other transaction with an interested director, (ii) an amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in section 181 of the California General Corporation Law (the “General Corporation Law”), (iv) a voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(e)  Such other matters, if any, as may properly come before the meeting or may be expressly required by statute.

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Section 2.3.  Special Meetings

Special meetings of the shareholders for the purpose of taking any action permitted to be taken by the shareholders under the General Corporation Law and the articles of incorporation of this corporation, may be called by the chairman of the board or the president, or by the board of directors, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, resident, vice president or secretary by any person (other than the board of directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and contain the same statements as required for annual meetings of shareholders. Notice of any special meeting shall also specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 2.4.  Quorum

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.5.  Adjournment

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.4 above.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at an adjourned meeting in accordance with Section 2.2 if a new record date for the adjourned meeting is fixed by the board of directors, or if the adjournment is for more than forty-five (45) days from the date set for the original meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 2.6.  Record Date: Cumulative Voting

Unless a record date for voting purposes be fixed as provided in Section 8.1 of these bylaws, then, subject to the provisions of sections 702 to 704, inclusive, of the General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held (except that the record date for shareholders entitled to give consent to corporate action without a meeting shall be determined in accordance with Section 2.8) shall be entitled to receive notice of and to vote at such meeting, and such day shall be the record date for such meeting. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than elections of directors), but if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively shall constitute at least a majority of the required quorum) shall be the act of the shareholders except as may otherwise be provided by (i) Section 2.4, (ii) the cumulative voting provisions for the election of directors as stated in this section below, and (iii) the General Corporation Law or the articles of incorporation of this corporation (including without limitation the provision that, upon the vote of the holder or holders of shares representing fifty percent or more of the voting power of this corporation, this corporation may elect voluntarily to wind up and dissolve). Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulate votes unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

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Section 2.7.  Waiver of Notice

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been determined at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any regular or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in subparagraph (d) of the third paragraph of Section 2.2, the waiver of notice, consent or approval shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included if such objection is expressly made at the meeting.

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Section 2.8.  Action by Written Consent

Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors; in addition a director may be elected at any time to fill a vacancy (other than a vacancy created by removal) not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors. Notice of such election shall be given to nonconsenting shareholders if required by this Section 2.8.

Any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.

Unless the consents of all shareholders entitled to vote have been solicited in writing:

(a)  Notice of any proposed shareholder approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the General Corporation Law; (ii) indemnification of a corporate “agent,” pursuant to Section 317 of the General Corporation Law; (iii) a reorganization of the corporation, pursuant to Section 1201 of the General Corporation Law; and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the General Corporation Law, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval; and

(b)  Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner provided in Section 2.2 of these bylaws.

Unless, as provided in Section 8.1 of these bylaws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be (a) the day on which the first written consent is given, when no prior action by the board of directors has been taken, or (b) the close of business on the day the board of directors adopts the resolution relating to such action.

Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

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Section 2.9.  Proxies

Every person entitled to vote shares or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and delivered to the secretary of the corporation. A proxy shall be deemed executed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. Any proxy duly executed which does not state that it is irrevocable shall continue in full force and effect until (i) a writing stating that the proxy is revoked is delivered to the secretary of the corporation, (ii) a proxy bearing a later date is executed by the person who executed the prior proxy and is presented to the meeting, (iii) as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy or (iv) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The revocability of a proxy which states on its face that it is irrevocable shall be governed by the provisions of sections 705(e) and (f) of the General Corporation Law.

Section 2.10.  Inspectors of Election

In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of such inspectors shall be as prescribed by section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

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Section 2.11.  Subsidiaries

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation or other entity of which the corporation owns, directly or indirectly, equity interests aggregating more than 25% of the total combined voting power of such entity.

ARTICLE III. - Board of Directors

Section 3.1.  Powers of the Board

Subject to the provisions of the General Corporation Law and any limitations in the articles of incorporation and these bylaws as to action to be authorized or approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers:

First: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor, not inconsistent with law or with the articles of incorporation or with these bylaws, as they may deem best;

Second: To elect and remove at pleasure the officers, agents and employees of the corporation, prescribe their duties and fix their compensation;

Third: To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities canceled, and tangible or intangible property actually received, but neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or unless permitted by section 408 of the General Corporation Law) nor future services shall constitute payment or part payment for the shares of the corporation;

Fourth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

Fifth: To alter, repeal or amend, from time to time, and at any time, these bylaws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional bylaws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such bylaws, or to revoke the delegation of authority of the directors, as provided by law or by ARTICLE X of these bylaws; and

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Sixth: By resolution adopted by a majority of the authorized number of directors, to designate an executive and/or other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. The appointment of members or alternate members (who may replace any absent member at any meeting of the committee) of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

(i) The approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;

(ii) The filling of vacancies on the board or in any committee;

(iii) The fixing of compensation of the directors for serving on the board or on any committee;

(iv) The adoption, amendment or repeal of bylaws;

(v) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

(vi) Any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

(vii) The appointment of other committees of the board or the members thereof.

Section 3.2.  Number of Directors

The number of directors of the corporation shall be eight (8); provided however, that whenever the corporation shall have only one shareholder, the number of directors shall be one, and whenever the corporation shall have only two shareholders, the number of directors shall be two, and the corporation shall have at least three directors at all times during which the corporation has more than two shareholders. The number of directors may be changed by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.3.  Election of Directors

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected, except as otherwise provided by statute.

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Upon the corporation becoming a listed corporation (as defined in Section 301.5 of the General Corporation Law), the board of directors may elect, in its sole discretion, to create a staggered board divided into classes, to become effective at the next annual shareholders meeting; provided that the board of directors may only elect to create a staggered board if the number of directors in office at the time of the annual shareholders meeting at which the change becomes effective is greater than five. The directors (1) shall be divided into two classes if there are more than five and less than nine directors at the time of such shareholders’ meeting with one half of the directors or as close an approximation as possible in each class; or (2) shall be divided into three classes if there are more than eight directors in office at the time of such shareholders meeting with one third of the directors or as close an approximation as possible in each class. If the board is divided into two classes, the successors to members of Class I shall be elected at the next annual meeting of shareholders following the annual meeting referred to in the preceding sentence and then every two years subsequent to that meeting and the successors to members of Class II shall be elected at the second annual meeting of shareholders following the annual meeting referred to in the preceding sentence and then every two years subsequent to that meeting. If the board is divided into three classes, the successors to members of Class I shall be elected at the next annual meeting of shareholders and then every three years subsequent to that meeting; the successors to members of Class II shall be elected at the second annual meeting of shareholders and then every three years subsequent to that meeting; and the successors to members of Class III shall be elected at the third annual meeting of shareholders and then every three years subsequent to that meeting.

Section 3.4.  Vacancies; Resignation

A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or has been convicted of a felony.

Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board of directors created by the removal of a director may only be filled by the vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the written consent of the holders of all of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote.

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Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of the directors shall have the effect of removing any director prior to the expiration of his term of office.

ARTICLE IV. - Meetings of Directors

Section 4.1.  Location of Meetings

Regular meetings of the board of directors shall be held at any place within or without the State of California that has been designated from time to time by the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation, except as provided in Section 4.2. Special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not designated in the notice or if there is no notice, at the principal executive office of the corporation.

Section 4.2.  Regular Meetings

Immediately following each annual meeting of the shareholders there shall be a regular meeting of the board of directors of the corporation at the place of said annual meeting or at such other place as shall have been designated by the board of directors for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the board of directors shall be held without notice on such dates and times as may be fixed by the board of directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next business day thereafter ensuing which is not a legal holiday. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the board of directors.

Section 4.3.  Special Meetings: Notice

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or president or, if both the chairman of the board and the president are absent or are unable or refuse to act, by any vice president or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail, telegram, facsimile transmission or electronic mail, charges prepaid, addressed to each director at the address as it appears upon the records of the corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, telephoned, telegraphed or sent by facsimile transmission, it shall be delivered to the director or transmitted to the director at least forty-eight (48) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone, facsimile or electronic mail may be communicated to either the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

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Section 4.4.  Quorum

Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of sections 310, 311 and 317 of the General Corporation Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place (other than adjournments until the time fixed for the next regular meeting of the board of directors, as to which no notice is required) shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 4.5.  Waiver of Notice

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.6.  Action by Written Consent

Any action required or permitted to be taken by the board of directors, may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

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Section 4.7.  Adjournment

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 4.8.  Notice of Adjournment

Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 4.3 of these bylaws, to the directors who were not present at the time of the adjournment.

Section 4.9.  Compensation of Directors

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

ARTICLE V. - Committees

Section 5.1.  Committees of Directors

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a)  the approval of any action which, under the General Corporation Law, also requires shareholders’ approval or approval of the outstanding shares;

(b)  the filling of vacancies in the board of directors or in any committee;

(c)  the fixing of compensation of the directors for serving on the board or any committee;

(d)  the amendment or repeal of these bylaws or the adoption of new bylaws;

(e)  the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

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(f)   distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range set forth in the corporation’s articles of incorporation or determined by the board of directors; or

(g)   the appointment of any other committees of the board of directors or the members of such committees.

Section 5.2.  Meetings and Action of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of ARTICLE IV of these bylaws, Section 4.1 (place of meetings), Section 4.2 (regular meetings, apart from the first sentence of such section), Section 4.3 (special meetings and notice), Section 4.4 (quorum), Section 4.5 (waiver of notice), Section 4.6 (action without meeting), Section 4.7 (adjournment) and Section 4.8 (notice of adjournment) with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of the committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE VI. - Indemnification of Directors and Officers,
Employees and other Agents

Section 6.1.  Definitions

For purposes of this ARTICLE VI, the following terms shall have the following meanings:

(a)  “Agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation or of another enterprise at the request of the predecessor corporation.

(b)  “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

(c)  “Expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under this ARTICLE VI, the corporation’s articles of incorporation and/or the General Corporation Law.

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Section 6.2.  Indemnification in Actions by Third Parties

To the extent not inconsistent with California law as in effect from time to time, the corporation shall, subject to Section 6.5, indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor, as contemplated by Section 6.3) by reason of the fact that the person is or was an Agent of the corporation, against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 6.3.  Indemnification in Actions by or in the Right of the Corporation

To the extent not inconsistent with California law as in effect from time to time, the corporation shall, subject to Section 6.5, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an Agent of the corporation, against Expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. The foregoing notwithstanding, indemnification may not be made for (i) any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for Expenses, and then, only to the extent that the court shall determine; (ii) amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 6.4.  Indemnification Against Expenses

Except as otherwise required or prohibited by the General Corporation Law, to the extent that a director (including a member of a committee of the board of directors), officer or employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections Section 6.2 and Section 6.3, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against Expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

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Section 6.5.  Required Determinations

Except as provided in Section 6.4, any indemnification under Sections Section 6.2 or Section 6.3 under this Article VI, unless advanced pursuant to Section 6.6, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct, if any, set forth in Sections Section 6.2 or Section 6.3, as applicable. Such determination shall be made by any of the following:

(a)  By the board of directors, by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(b)  If a majority of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion;

(c)  By the approval of the shareholders, as defined in the General Corporation Law, with the shares owned by the person to be indemnified not entitled to vote thereon;

(d)  By the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

Section 6.6.  Advance of Expenses

Expenses incurred in defending any Proceeding may be advanced by the corporation prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the Agent to repay that amount if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized by this ARTICLE VI.

Section 6.7.  Insurance; Other Financial Arrangements

The corporation shall have the power to purchase and maintain insurance or make other financial arrangements on behalf of any Agent against any liability asserted against or incurred by the Agent in that capacity or arising out of the Agent’s status as such, whether or not the corporation would have the power to indemnify the Agent against that liability.

Section 6.8.  Effects of Amendments

No amendment of this ARTICLE VI or the articles of incorporation shall impair the rights described herein in effect as to particular Agents at the time of such amendment.

Section 6.9.  Separability

The provisions of this ARTICLE VI are separable, and if any provision is held invalid, all other provisions are fully in effect and such invalid provision shall only be curtailed to the extent necessary to make such provision enforceable, it being the intent of this ARTICLE VI that the corporation indemnify its Agents to the maximum extent permitted by law.

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Section 6.10.  Miscellaneous

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this ARTICLE VI are subject to the following additional provisions:

(a)  The indemnification authorized herein shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent additional rights to indemnification are authorized in the articles of incorporation. The indemnification provided by this ARTICLE VI for acts, omissions or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation.

(b)  The rights to indemnity hereunder shall continue as to a person who has ceased to be director, officer, employee or Agent and shall inure to the benefit of the heirs, executors and administrators of that person.

(c)  The rights to indemnity hereunder are not intended to be denied or limited by these bylaws or the articles of incorporation, but are rather intended to be accorded to the party due indemnification to the greatest extent permitted by law.

(d)  Nothing contained in these bylaws shall affect any right to indemnification to which persons other than directors and officers may be entitled by contract or otherwise.

ARTICLE VII. - Officers

Section 7.1.  Designation of Officers

The officers of the corporation shall consist of a chairman of the board, a chief executive officer, a chief operating officer, a president, such number of vice presidents (if any) and assistant vice-presidents (if any) as the board shall from time to time elect, a secretary, such number of assistant secretaries (if any) as the board shall from time to time elect, a chief financial officer and such other officers (if any) as the board shall from time to time elect. The same person may hold any two or more offices. The officers shall be elected by the board of directors and shall hold office at the pleasure of such board, subject to the rights, if any, embodied in an employment contract between such officer and the corporation.

Section 7.2.  Chairman of the Board

The chairman of the board, if there be such officer, shall be a member of the board of directors and shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is not a president, the chairman of the board shall, in addition, be the general manager and chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7.3 of these bylaws.

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Section 7.3.  Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. The chief executive officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

Section 7.4.  President and Chief Operating Officer.

The president shall be the chief operating officer and shall have such powers and perform such duties as shall from time to time be specified by the board of directors or delegated to the president by the board of directors. The president shall sign all certificates for shares of the capital stock of the corporation and may, together with the secretary, execute on behalf of the corporation any contract that has been approved by the board of directors.

Section 7.5.  Vice Presidents

In the absence or disability or refusal to act of the president, the vice presidents in order of their rank as fixed by the board of directors, or, if not ranked, the vice president designated by the president or the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the bylaws.

Section 7.6.  Secretary

The secretary shall keep or cause to be kept at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all proceedings of the shareholders, the board of directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, and the number of shares present or represented at shareholders’ meetings. The secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation’s transfer agent a record of shareholders or a duplicate record of shareholders showing the names of the shareholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The secretary or an assistant secretary, or, if they are absent or unable or refuse to act, any other officer of the corporation, shall give or cause to be given notice of all the meetings of the shareholders, the board of directors and committees of the board required by the bylaws or by law to be given, and he shall keep the seal of the corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

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Section 7.7.  Assistant Secretary

It shall be the duty of the assistant secretaries to assist the secretary in the performance of the secretaries duties and generally to perform such other duties as may be delegated to them by the board of directors.

Section 7.8.  Chief Financial Officer (Treasurer)

The chief financial officer shall be the treasurer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the corporation. He shall receive and deposit all moneys and other valuables belonging to the corporation in the name and to the credit of the corporation and shall disburse the same only in such manner as the board of directors or the appropriate officers of the corporation may from time to time determine, shall render to the president and the board of directors, whenever they request it, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall perform such further duties as the board of directors may require.

Section 7.9.  Assistant Chief Financial Officer

It shall be the duty of the assistant chief financial officer(s) to assist the chief financial officer in the performance of the chief financial officer’s duties and generally to perform such other duties as may be delegated to them by the board of directors.

ARTICLE VIII. - Miscellaneous

Section 8.1.  Record Date

The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided by statute or in the articles of incorporation or bylaws.

If the board of directors does not so fix a record date:

(a)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

(c)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 8.2.  Inspection of Corporate Records

The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 8.3.  Certificates for Shares

Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

Any such certificate shall contain such legend or other statement as may be required by the California Corporate Securities Law of 1968, the Federal securities laws, and any agreement between the corporation and the issuee thereof.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

Section 8.4.  Representation of Shares of Other Corporations

The president or any vice president or the secretary or any assistant secretary of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 8.5.  Inspection of Bylaws

The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder), the original or a copy of the bylaws as amended to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 8.6.  Construction and Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE IX. - Amendments

Section 9.1.  Amendment by Shareholders

New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the articles of incorporation or these bylaws.

Section 9.2.  Amendment by Board of Directors

Subject to the right of shareholders as provided in Section 9.1 to adopt, amend or repeal bylaws, and except as otherwise provided by law or by the articles of incorporation, bylaws (other than a bylaw or amendment thereof changing the authorized maximum or minimum number of directors) may be adopted, amended or repealed by the board of directors.

ARTICLE X. - Annual and Other Reports

Section 10.1.  Annual Report to Shareholders

(a)  So long as the corporation shall have fewer than one hundred shareholders of record (determined as provided in section 605 of the General Corporation Law), the requirement of section 1501(a) of said law that an annual report be sent to the shareholders is expressly waived.

(b)  Notwithstanding subdivision (a) of this Section, the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of a fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, the financial statements required by section 1501(a) of the General Corporation Law.

Section 10.2.  Request for Financial Statements

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in section 1501(a) of the General Corporation Law for the last fiscal year. The corporation shall deliver or mail the statements to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

CERTIFICATE OF SECRETARY

The undersigned, Secretary of International Microcomputer Software, Inc., a California corporation, hereby certifies that the foregoing is a full, true and correct copy of the bylaws of the corporation with all amendments to date of this Certificate.

WITNESS the signature of the undersigned as of the 18th day of January, 2005.

By:	/s/ William J. Bush
William J. Bush, Secretary